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Exhibit 4.1

NUMBER ***	SHARES ***
Incorporated Under the Laws of the State of Texas
Treaty Oak Bancorp, Inc.
The Corporation is authorized to issue 20,000,000 Common Shares—Par Value $.01 each

This certifies that                        is the owner of            fully paid and non-assessable shares of the above Corporation transferable only on the books of the Corporation by the holder hereof in person or by duly authorized Attorney upon surrender of this Certificate properly endorsed.

In Witness Whereof, the said Corporation has caused this Certificate to be signed by its duly authorized officers and to be sealed with the Seal of the Corporation.

Dated
Secretary-Treasurer	President
[SEAL]

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations. Additional abbreviations may also be used though not in the list.

TEN COM	—	as tenants in common	UNIF GIFT MIN ACT— Custodian (Minor) under Uniform Gifts to Minors Act (State)
TEN ENT	—	as tenants by the entireties	UNIF TRF MIN ACT— Custodian (Minor) under (State) Uniform Transfer to Minors Act
JT TEN	—	as joint tenants with right of survivorship and not as tenants in common

For value received, the undersigned hereby sell, assigns and transfers unto [PLEASE INSERT SOCIAL SECURITY
OR OTHER IDENTIFYING NUMBER OF ASSIGNEE]

PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS OF ASSIGNEE

Shares
represented by the within Certificate, and hereby irrevocably constitutes and appoints
Attorney to transfer the said shares on the books of the within-named Corporation with full power of substitution in the premises.

Dated,
In presence of

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  Exhibit 4.1